Exhibit 10.6

AMENDED AND RESTATED FEE AND LEASEHOLD MORTGAGE

from

THE TOWN OF ISLIP INDUSTRIAL DEVELOPMENT AGENCY
(the “IDA”)

and

FAE HOLDINGS 411519R, LLC
(the “Borrower”)

(the IDA together with the Borrower, collectively as “Mortgagor”)

to

HSBC BANK USA, NATIONAL ASSOCIATION
(as “Mortgagee”)

Street Address:                        355 South Technology Drive
Central Islip, New York
District:                                      0500
Section:                                     206.00
Block:                                        03.00
Lot:                                            001.003

County:                                     Suffolk

Record and Return to:

Jodi L. Gladstone, Esq.
Farrell Fritz, P.C.
1320 RXR Plaza
Uniondale, New York 11556-1320

AMENDED AND RESTATED FEE AND LEASEHOLD MORTGAGE

This AMENDED AND RESTATED FEE AND LEASEHOLD MORTGAGE (“Mortgage”) executed as of this 15th day of March, 2012, by and among THE TOWN OF ISLIP INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency (being hereinafter called the “IDA”), having an office at 40 Nassau Avenue, Islip, New York 11751, FAE HOLDINGS 411519R, LLC, a New York limited liability company (being hereinafter called “Borrower”, and together with the IDA, collectively “Mortgagor”), having an address at c/o First American Exchange Company, LLC, 560 South 300 East, Salt Lake City, Utah  84111 and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (being hereinafter called “Mortgagee”), with offices at 534 Broad Hollow Road, Melville, New York 11747.

WITNESSETH:

WHEREAS, the IDA acquired record title to certain real property located in Suffolk County, New York and more particularly defined below as the Land and the Improvements to provide certain benefits to the Borrower; and

WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, civic, commercial or industrial pollution control facilities, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living (the "Public Purposes") and further authorizes each such agency to lease and sell any or all of its facilities on such terms and conditions as it deems advisable, and to mortgage any or all of its facilities in furtherance of such Public Purposes;

WHEREAS, the Borrower occupies the Land and Improvements under a Lease Agreement dated as of March 1, 2012 with the IDA (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Master Lease”), a memorandum of which is intended to be recorded in the Office of the Clerk of Suffolk County simultaneously herewith pursuant to which the Borrower has the right and obligation to purchase the Mortgaged Property upon the expiration or sooner termination of the lease term; and

WHEREAS, Borrower and CVD EQUIPMENT CORPORATION (“CVD”) have entered into a certain Qualified Exchange Accommodation Agreement dated as of February 9, 2012  (the “Accommodation Agreement”), pursuant to which the Borrower agreed to acquire the leasehold interest under the Master Lease and sublease the same to CVD pursuant to agreement dated March 1, 2012 (the “Sublease”),  in order to facilitate CVD’s intended property exchange pursuant to Internal Revenue Code Section 1031 and Revenue Procedure 2000-37; and

WHEREAS, pursuant to the terms of the Accommodation Agreement, either (a) all of the membership interests in the Borrower will be transferred by First American Exchange Company, LLC to CVD or (b) the Borrower’s leasehold interest under the Master Lease will be assumed by CVD, on the earlier to occur of (i) the closing of the transactions contemplated by the Accommodation Agreement or (ii) six (6) months from the date hereof;

WHEREAS, it is a condition of the Accommodation Agreement that Borrower, on behalf of CVD, obtain funds sufficient to acquire the tenant’s interest under the Master Lease;

WHEREAS, CVD has applied to Mortgagee for a loan (the “Loan”) to the Borrower in the principal sum of SIX MILLION and 00/100 DOLLARS ($6,000,000.00);

WHEREAS, the Mortgagee has agreed to extend the Loan to the Borrower, which Loan is evidenced by, and the Mortgagee is the present owner and holder of, a certain existing note (the “Existing Note”) secured by that certain existing mortgage held by the Mortgagee (the “Existing Mortgage”) and described on Exhibit B attached hereto and made a part hereof, and which Existing Mortgage encumbers the Premises; and

WHEREAS, on the date hereof, the Borrower and the Mortgagee are amending, restating and modifying in its entirety the Existing Note pursuant to a certain Amended and Restated Mortgage Note (the Existing Note, as the same may hereafter be amended, restated, modified, extended or replaced, is herein referred to as the “Note”) in the principal amount of SIX MILLION AND 00/100 ($6,000,000.00) DOLLARS; and

WHEREAS, the Mortgagor and the Mortgagee desire to amend and restate the terms and conditions contained in the Existing Mortgage, in its entirety, all on the terms and conditions provided in this Mortgage, as hereinafter set forth; and

WHEREAS, the Mortgagor and the Mortgagee intend these Recitals to be a material part of this Mortgage.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

I.            This Mortgage constitutes a mortgage and security agreement encumbering the Mortgaged Property (as herein defined) upon the terms and conditions set forth herein to secure the indebtedness evidenced by the Note, and interest thereon as provided therein, it being understood and agreed that the Mortgage secures the repayment of the entire indebtedness evidenced by the Note.

II.           The Borrower hereby represents and warrants that the indebtedness evidenced by the Existing Note, constitutes a single indebtedness in the principal amount of the indebtedness evidenced by the Note, and interest thereon as provided therein, and that the Existing Mortgage constitutes a single, valid, first priority lien upon the Premises fully securing the indebtedness evidenced by the Note, together with interest thereon as provided therein.

III.           From and after the date hereof, the terms, covenants and provisions of the Existing Mortgage are hereby modified, amended and restated in its entirety as provided herein, and the Existing Mortgage, as so modified, amended and restated, is hereby ratified and confirmed in all respects by the Mortgagor and the Mortgagee.

IV.           Neither this Mortgage nor anything contained herein shall be construed as a substitution or novation of the indebtedness evidenced by the Existing Note or of the Existing Mortgage, which shall remain in full force and effect, as hereby confirmed, modified, amended, restated, consolidated and superseded.

NOW, THEREFORE, to secure the payment of an indebtedness the Obligations (as hereinafter defined), and in consideration of the further sum of One ($1.00) Dollar unto Borrower in hand well and truly paid by Mortgagee at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, and intending to be legally and firmly bound hereby, has mortgaged, granted, bargained, assigned, sold, alienated, released, conveyed and confirmed, and by these presents does mortgage, grant, bargain, assign, sell, alien, release, convey and confirm unto Mortgagee and its successors and assigns, for the benefit of Mortgagee and its successors and assigns, the fee simple estate of the IDA and all right title and interest of Borrower under the Master Lease, in and to the following property, rights and interests and the proceeds thereof (hereinafter collectively referred to as the "Mortgaged Property"):

A.           THE LAND.    The land (the “Land”) situated in Suffolk County, New York, which is described in detail in Exhibit A annexed hereto and incorporated herein and made a part of this document for all purposes and all development rights and air rights pertaining thereto;

B.           MASTER LEASE.    The leasehold estate and all claims, right, title, interest, privileges and options of the Borrower under and pursuant to the Master Lease (collectively, the “Leasehold Estate”), including, without limitation, all rights to possession or use of the Land, the Improvements (as hereinafter defined) and the other Mortgaged Property subject thereto, and the right to give consents under the Master Lease or to modify, extend, renew or terminate the Master Lease or to purchase the fee simple estate of the IDA in the Mortgaged Property and all other present and future rights of the Borrower as lessee thereunder;

C.           THE IMPROVEMENTS:     TOGETHER WITH (1) all the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (2) all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located in or on, or attached to, and used or intended to be used in connection with, the operation of the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby, excluding any inventory or personal property owned by any tenant which would not be deemed to be affixed to or a part of real property pursuant to the terms of any lease governing such tenant's occupancy (hereinafter called the “Improvements”);

D.           EASEMENTS:  TOGETHER WITH all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in Paragraphs A, B and C hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

E.           TOGETHER WITH (1) all of the estate, right, title and interest of Mortgagor of, in and to all judgments, insurance proceeds, awards of damages and settlements now or hereafter made resulting from condemnation proceedings or the taking of the property described in Paragraphs A, B, C and D hereof or any part thereof under the power of eminent domain, or for any damage  (whether caused by such taking or otherwise) to the property described in Paragraphs A, B, C and D hereof or any part thereof, or to any rights appurtenant thereto, and all real estate tax refunds and the proceeds of any sale or other disposition of the property described in Paragraphs A, B, C and D hereof or any part thereof; and Mortgagee is hereby authorized to collect and receive said awards, refunds and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the Obligations, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (2) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums now or hereafter arising from or relating to the property described in Paragraphs A, B, C and D above; and (3) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described in Paragraphs A, B, C and D;

F.           TOGETHER WITH all rents, income and other benefits to which Mortgagor may now or hereafter be entitled from the property described in Paragraphs A, B, C and D hereof (the “Rents”) to be applied against the Obligations, except for the Unassigned Rights of the IDA under the Master Lease (“Unassigned Rights” of the IDA shall have the meaning as defined in the Master Lease), which Unassigned Rights of the IDA are not pledged, mortgaged or assigned hereunder; provided, however, that permission is hereby given to Borrower, so long as no Event of Default (as hereinafter defined) has occurred, to collect and use such Rents as they become due and payable, but not more than one month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Borrower to collect such Rents from the property described in Paragraphs A, B, C and D hereof shall terminate and such permission shall not be reinstated upon a cure of such Event of Default without Mortgagee's specific written consent;

The foregoing provisions hereof shall constitute an absolute and present assignment of the Rents from the property described in A, B, C and D above, subject, however, to the conditional permission given to Borrower to collect and use such Rents as hereinabove provided; and the existence or exercise of such right of Borrower shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of the Mortgagee hereunder;

G.           TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in Paragraphs A, B, C and D hereof, including, without limitation, the Sublease (the “Leases”), together with all security therefor and all monies payable thereunder, and all books and records which contain payments made under the leases and all security therefor, but excluding the Unassigned Rights of the IDA under the Master Lease, and further subject, however, to the conditional permission hereinabove given to Borrower to collect the Rents arising under any such lease. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights of Mortgagee as provided by this Paragraph; and

H.           TOGETHER WITH all rights and remedies at any time arising under or pursuant to Section 365(h) of Title 11 of the United States Code, or under or pursuant to any other provision of Title 11 of the United States Code, including, without limitation, all of the Borrower's rights to remain in possession of any property that is subject to a real estate lease (collectively “Bankruptcy Rights”).

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to and for the proper use and benefit of Mortgagee and its successors and assigns, forever.

This Mortgage is executed and delivered by Borrower and Mortgagor to secure the payment and performance of all of the following obligations of Borrower to the Mortgagee (collectively referred to herein as the “Obligations”):

(a)          all principal of due and owing by Borrower in respect of the Loan; and

(b)          all interest, indemnification obligations, costs and expenses (including reasonable attorneys’ fees and expenses), other charges and fees provided to be paid by Borrower under or in connection with advances made by Mortgagee to protect or preserve the Mortgaged Property, any part thereof, or the interests of Mortgagee therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein; provided, however, and subject to Section 5.11 of this Mortgage, that the maximum principal amount of the Obligations at any time secured hereby shall be the principal sum of SIX MILLION AND 00/100 DOLLARS ($6,000,000.00) at any time and from time to time outstanding, plus all interest due thereon, indemnification obligations, costs and expenses (including reasonable attorneys' fees and expenses), other charges and fees provided to be paid under or in connection with the Note or this Mortgage, advances made by Mortgagee to protect or preserve the Mortgaged Property, or any part thereof, or the interests of Mortgagee therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein. In no event shall the limitation on the principal amount of Obligations secured hereby limit or impair the security interests and liens of Mortgagee in property of Mortgagor or the Borrower as provided under the other Loan Documents (as herein defined).

The parties hereto agree that all sums that may or shall become due and payable by Borrower to Mortgagee in accordance with one or more Rate Management Transaction Agreements (as that term is defined in Section 5.18 below) shall be secured by this Mortgage, as additional interest, and shall constitute part of the Obligations, as additional interest. The lien of this Mortgage insofar as it secures payment of sums that may or shall become due and payable by the Borrower to Mortgagee in accordance with a Rate Management Transaction Agreement is and shall continue to be equal in lien to the lien of this Mortgage insofar as it secures the payment of the balance of the Obligations. The parties hereto agree that all sums that become available to the Mortgagee as the result of the foreclosure of this Mortgage shall be applied to payment of all of the Obligations on a pro rata basis, including, without limitation, sums due under the Rate Management Transaction Agreements.

This Mortgage and the Assignment of Leases and Rents to be entered into by and among Borrower, Mortgagor and Mortgagee on the date hereof, and the Note to be entered into between Borrower and Mortgagee on the date hereof, and all other documents and instruments executed in connection with the same, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are collectively referred to herein as the “Loan Documents”.

ARTICLE ONE

COVENANTS OF MORTGAGOR

The Borrower and the IDA respectively covenant and agree for itself, and not for each other, with Mortgagee  as follows:

1.1.           Payment and Performance.  Borrower shall perform and observe and shall comply with all provisions of the Note and shall promptly pay to Mortgagee as the Note shall direct, all Obligations required to be paid by Borrower thereunder when payment shall become due.  The Note provides for a variable rate of interest which is equal to either (a) LIBOR plus one and three-quarters percent (1.750%) or (b) the prime rate less one-half of one percent (0.50%).

1.2.           General Representations, Warranties and Covenants.  The Borrower represents, warrants and covenants that (a) the IDA holds a fee simple estate and the Borrower holds a leasehold estate in the Land and the buildings and improvements thereon, and has good and absolute title to its respective interest in the Mortgaged Property subject only to those exceptions to title specifically set forth in the title policy issued or to be issued by Fidelity National Title Insurance Company to the Mortgagee and insuring the lien of this Mortgage (the “Permitted Encumbrances”); and each Mortgagor has good right, full power and lawful authority to convey, assign, mortgage or encumber the Mortgaged Property as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with and subject to the terms hereof; (b) the Mortgaged Property is and at all times shall continue to be free and clear of all liens, security interests, and encumbrances whatsoever other than the Permitted Encumbrances (c) Mortgagor shall not grant any right of way or easement with respect to the Land or agree to any covenants and restrictions not now in effect without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed; (d) the Borrower will maintain and preserve the lien of this Mortgage as a first and prior lien, subject only to the Permitted Encumbrances; and (e) this Mortgage is and at all times shall continue to be a valid and binding obligation enforceable in accordance with the terms contained herein, and the execution and delivery hereof does not contravene any contract or  agreement to which Mortgagor is a party or by which Mortgagor or any of its properties may be bound and does not contravene any law, order, decree, rule or regulation to which Mortgagor is subject,

1.3.           Compliance with Laws. Borrower covenants and warrants that Borrower and the Mortgaged Property presently complies in all respects with and shall continue to comply in all respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws (as hereinafter defined) and regulations and other applicable laws, rules and regulations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. If Borrower receives notice from any federal, state or other governmental body that it or the Mortgaged Property is not in compliance with any such covenant, ordinance, code, law or regulation, Borrower will provide Mortgagee with a copy of such notice promptly.  For purposes of this Mortgage, the term “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects, or condition, financial or otherwise, of Borrower or the Mortgaged Property, (b) the ability of the Borrower to perform any of its obligations under this Mortgage or any of the other Loan Documents or (c) the validity or enforceability of this Mortgage or any of the other Loan Documents, or the rights or benefits available to Mortgagee under this Mortgage or any of the other Loan Documents.

1.4.           Taxes and Other Charges.

(a)            Borrower shall pay, or cause to be paid, prior to the time any interest or penalty may be imposed due to late payment, all taxes, assessments, water rates, sewer rentals, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances and other charges of every nature and to whomever assessed, including, without limitation, all obligations of Borrower under the Second Amended and Restated PILOT Agreement referred to in the Master Lease, that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon Borrower's interest in the Rents, or upon this Mortgage or the Obligations or upon or against the interest of Mortgagee in the Mortgaged Property, whether any or all of such items be levied directly or indirectly, as well as income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Borrower or in respect of the Mortgaged Property (all of the foregoing herein referenced to as “Taxes” or individually as a “Tax”) and, upon request, Borrower shall deliver to Mortgagee receipted bills evidencing payment therefor. Notwithstanding anything to the contrary contained herein, Borrower shall have the right, at its own expense and after prior written notice to Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity or amount of any such Taxes in the manner provided by law, in which event, Borrower shall:

(i)  pay in full, under protest in the manner provided by law, any Tax that Borrower may desire to contest, or

(ii) withhold the payment thereof, if contest of any Tax may be made without the payment thereof, provided, however, that:

(A)	such contest shall have the effect of preventing the sale or forfeiture of the Mortgaged Property or any part thereof, or any interest therein, to satisfy such Tax;

(B)
Borrower has, not less than five (5) days prior to the date the amount of such Tax shall be increased by reason of interest, penalties or costs, notified Mortgagee in writing of the intention of Borrower to contest the same;

(C)
Borrower shall have furnished Mortgagee from time to time as Mortgagee may request such security or bond or indemnification satisfactory to Mortgagee for the final payment and discharge thereof and an additional sum to cover possible interest, costs and penalties; and

(D)	in the event of a final ruling or adjudication adverse to Borrower, Borrower shall promptly pay such Tax, plus any interest, penalty or additional charge thereon; and

(iii)  all costs and expenses incidental to any such contest shall be paid by Borrower.

(b)           Notwithstanding anything to the contrary contained herein, in order to more fully protect the security afforded hereby, Borrower shall, at Mortgagee's request, to be exercised if there exists a pattern of delinquencies in payment of the Obligations or Taxes or upon the occurrence of two defaults beyond applicable grace periods within any six (6) month period, pay to Mortgagee, on the first of each month, a sum equal to  one-twelfth (1/12) of the annual taxes, payments in lieu of taxes, municipal water rates, sewer rents and assessments, if any, levied or to be levied against the Mortgaged Property and of the fire and other hazard insurance premiums  next becoming due  (all  hereinafter referred to  as  the “Charges”), all as reasonably estimated by Mortgagee, so that Mortgagee shall have sufficient funds to pay the Charges on the first day of the month preceding the month in which they become due. If, from time to time, Mortgagee shall reasonably determine that the balance of the funds held by it to pay the Charges is or will be insufficient to pay any of the Charges when the same shall become due, Borrower shall pay to Mortgagee, on demand, any amount necessary to remedy any deficiency.  Mortgagee shall hold all amounts to pay the Charges before same become delinquent, with the right, however, of Mortgagee to apply, after an Event of Default, any sum so received as hereinafter provided. If, after an Event of Default, there is a public or private sale of the Mortgaged Property covered hereby, or if Mortgagee acquires any of the Mortgaged Property otherwise after an Event of Default, Mortgagee shall have the right to apply the balance then remaining in the funds accumulated to pay the Charges, either as a credit against the balance of the Obligations then remaining unpaid or to the payment of any of the Charges. The funds held by Mortgagee under this section may be commingled with the general funds of Mortgagee who shall not be liable for interest thereon. Mortgagee, in its discretion, may at any time terminate, or thereafter reinstate, any requirement for such payments.

(c)           In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to adversely affect Mortgagee, then, Borrower shall take such action as is necessary to insure, to Mortgagee's satisfaction, that the lien of Mortgagee upon the Mortgaged Property is not adversely affected by any such legislative change within thirty (30) days after written notice of such change by Mortgagee.

(d)           Borrower shall not claim, demand or be entitled to receive any credit against the principal or interest payable on the Obligations for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof or that are applicable to the Obligations or to the interest in the Mortgaged Property of Mortgagee.  No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Obligations, this Mortgage or any other instrument securing the Obligations.

1.5.           Mechanics' and Other Liens.  Except as otherwise set forth herein, Borrower shall not permit any mechanics' or other liens to be filed or to exist against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Mortgaged Property or to Borrower or anyone holding the Mortgaged Property or any part thereof through or under Borrower, which is likely to cause a Material Adverse Effect; provided, however, that if any such lien shall at any time be filed, Borrower shall, within thirty (30) days after notice of the filing thereof but subject to the right of contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding anything to the contrary contained herein, Borrower shall have the right, at its own expense and after prior written notice to Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity, applicability or amount of any such lien if Borrower establishes an escrow or other security acceptable to Mortgagee (or, at its option, Mortgagee may establish a reserve against loans otherwise available to Borrower or its affiliates) in an amount estimated by Mortgagee to be adequate to cover the payment of the amount being contested with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties; and, if the amount of such escrow or other security (or reserve) is insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, Borrower shall pay such deficiency no later than the date such judgment becomes final.

1.6.           Insurance.

(a)           In addition to all insurance required to be maintained by the Borrower under the Master Lease, Borrower shall, at its expense, obtain (or cause to be obtained) for, deliver to, assign and maintain for the benefit of Mortgagee, the following insurance policies, upon and relating to the Mortgaged Property:

(i)            Insurance against physical loss or damage to the improvements and equipment as provided under a standard Special Form (formerly known as “All Risk”) property policy with endorsements for flood (if the Mortgaged Property is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the improvements and equipment. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $100,000.00 per occurrence (provided that earthquake insurance shall have such deductibles as are commercially reasonable);

(ii)            Commercial General Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Mortgaged Property, in an amount not less than $1,000,000 per occurrence, $2,000,000 annual aggregate and all other coverages that are usual and customary for properties of the size and type of the Mortgaged Property, and umbrella liability insurance in excess of primary liability coverages in an amount not less than $5,000,000 per occurrence/annual aggregate;

(iii) Worker's Compensation Insurance covering all persons employed by Borrower in connection with any work done on or about any of the Mortgaged Property;

(iv)           Business Income/Interruption Insurance with a period of indemnity not less than twelve (12) months from the time of loss; and

(v)           Such other insurance or such higher policy limits on or in connection with any of the Mortgaged Property as Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties in the same region that are similar in type of building size, construction and use to the Mortgaged Property.

Borrower shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. The form of such policies and the companies issuing them shall be reasonably acceptable to Mortgagee (i.e. having a Best's rating of A or above at the time such policy is issued or renewed and, at any other time, having a Best's rating of A- or above). All such insurance may be included in blanket policies maintained by Borrower. All such policies and renewals thereof shall name Mortgagee as a loss payee and Mortgagee as an additional insured (but without liability for any premiums), shall be held by Mortgagee as collateral and further security for the payment of the Obligations and shall contain a non-contributory standard mortgagee's endorsement making losses payable to Mortgagee its successors and/or assigns. Not less than five (5) business days after the expiration date of the insurance policies required to be maintained by Borrower, Borrower shall deliver to Mortgagee one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as Mortgagee may request. In the event of loss, Borrower will give immediate written notice to Mortgagee and Mortgagee may make proof of loss if not made promptly by Borrower. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. All such policies shall provide that (i) they shall not be subject to cancellation or modification without at least thirty (30) days prior written notice to Mortgagee, (ii) they shall not be invalidated as to Mortgagee by any act or neglect of Borrower or any other insured and (iii) the insurance carrier waives subrogation, if such waiver of subrogation can be obtained at rates which are determined by Mortgagee to be commercially reasonable.

(b)            Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Mortgagee is hereby authorized and empowered (but not obligated) at its option to act as attorney-in-fact for Mortgagor in adjusting, settling or compromising any loss under any insurance policies on the Mortgaged Property and at all times to collect and receive the proceeds from any such policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly and solely to Mortgagee and not to Mortgagor and Mortgagee jointly. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the collection or handling of such funds, Mortgagee may apply the net proceeds, at its option, either as a credit on any portion of the Obligations secured hereby whether then matured or to mature in the future, or such sums either wholly or in part may be paid over to Mortgagor to be used to repair such Improvements or to build new Improvements in their place or for any other purpose or object satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to the terms of this Mortgage.

1.7.           Condemnation.  Borrower, immediately upon obtaining knowledge of the institution of any eminent domain or other proceedings for the condemnation of the Mortgaged Property, or any portion thereof, shall notify Mortgagee of the pendency of such proceedings. Mortgagee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through eminent domain or other condemnation proceedings and is hereby authorized, at its option, upon prior written notice to Mortgagor, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to eminent domain or condemnation and to settle or compromise any claim in connection therewith.  All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Mortgaged Property (excluding the rights and claims of any tenant) and Mortgagee, after deducting therefrom all its expenses including reasonable attorneys' fees and expenses, may release any monies received by it to Mortgagor without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the Obligations.  Subject to applicable law, any balance of such monies then remaining shall be paid to Mortgagor.  Mortgagor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Mortgagee may require. Notwithstanding any such condemnation, Borrower shall continue to pay interest on the entire unpaid principal amount of the Obligations.

1.8.           Care of Mortgaged Property.

(a)           Borrower shall preserve and maintain, or cause to be preserved and maintained, the Mortgaged Property including all appurtenances thereto in good repair and condition, normal wear and tear excepted, and in compliance with the requirements, if any, of the Permitted Encumbrances, at its own cost, and will from time to time make, or cause to be made, all  repairs,  replacements, renewals  and payments necessary to continue  to  maintain the Mortgaged Property in such state of repair, condition and compliance.   Borrower shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof which is likely to cause a Material Adverse Effect, and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.

(b)           No part of the Mortgaged Property shall be removed, demolished or altered, without the prior written consent of Mortgagee.   Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, any part of the Mortgaged Property consisting of equipment and fixtures as from time to time may become worn out or obsolete; provided that, either simultaneously with or prior to such removal, any such property shall be replaced with other property of equal utility and value (prior to such Mortgaged Property becoming worn out or obsolete) and free from any security interest of any other person.   Any substituted property shall be deemed to be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

(c)           Mortgagee may enter upon and inspect the Mortgaged Property, prior to an Event of Default during reasonable times upon reasonable prior notice, and after an Event of Default or in the case of emergency, at any time this Mortgage is in effect.

(d)           If any part of the Mortgaged Property shall be lost, damaged or destroyed by fire or any other cause, Borrower shall give immediate written notice thereof to Mortgagee and, if Mortgagee has paid over to Mortgagor the proceeds of any insurance to be used to restore the damaged Mortgaged Property, Borrower shall promptly restore the Mortgaged Property to the equivalent of its original condition.   If a part of the Mortgaged Property shall be lost, physically damaged, or destroyed through condemnation and provided Mortgagee has exercised its option set forth in Section 1.7 hereof to pay over to Mortgagor the proceeds of any condemnation awards to be used to restore, repair or alter the remaining property, Borrower shall promptly restore, repair or alter the remaining property in a manner satisfactory to Mortgagee.

1.9.           Compliance with Leases.  Borrower represents that all Leases, if any, are presently in full force and effect and that no default exists thereunder. As any such Lease shall expire, Borrower shall so notify Mortgagee in order that at all times, Mortgagee shall have a current list of all Leases. Borrower shall not, without the express prior written consent of Mortgagee, enter into any new Lease. The assignment contained in the granting clauses hereof shall not be deemed to impose upon Mortgagee any of the obligations or duties of Borrower provided in any such Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose under this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof), and Borrower shall comply with and observe its obligations as landlord under all Leases. Borrower shall enforce the terms of each Lease and shall provide written notice to Mortgagee if there is a default by any tenant under a Lease. Borrower, if required by Mortgagee, shall furnish promptly to Mortgagee original or certified copies of all such Leases. Borrower shall not, without the express prior written consent of Mortgagee, amend, modify, extend, terminate or cancel, accept the surrender of, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any such Lease, or permit or suffer an assignment or sublease,. Borrower shall not accept payment of rent more than one (1) month in advance without the prior written consent of Mortgagee, except that Borrower may accept security deposits in respect of the Leases in excess of such amount. In addition to the foregoing, Mortgagee shall have all the rights against lessees of the Mortgaged Property or any part thereof as set forth in Section 291-f of the Real Property Law of New York.

1.10.           Environmental Compliance.

(a)           For purposes of this Paragraph 1.10, (i) the term “Hazardous Material” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls, (ii) the term “Environmental Requirements” shall collectively mean all present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term “Governmental Authority” shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

(b)           Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off the Mortgaged Property in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization issued to Borrower thereunder, and the operations of Borrower comply in all respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

(c)           There is no investigation, proceeding, complaint, order, directive, claim, citation or notice of violation by any governmental authority or any other person, nor is any pending, or threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower.  There has not been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on the Mortgaged Property or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter on or with respect to the Mortgaged Property which would create a Material Adverse Effect.

(d)           Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(e)           Borrower has  all  licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law, all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

(f)           The Mortgaged Property has never been used by Borrower or, to the knowledge of Borrower, by any prior owner of the Mortgaged Property as (A) a dump site for Hazardous Materials or (B) a storage (whether temporary or permanent) site for Hazardous Materials in violation of applicable Environmental Laws.

(g)           Borrower shall, at all times, comply in all respects with all Environmental Laws.

(h)           Borrower shall take all measures, at its expense, so as to maintain continued compliance with all applicable Environmental Laws in all of its operations. Copies of all future environmental surveys, audits, assessments, feasibility studies and results of remedial investigations and remediation programs conducted or prepared by environmental consultants or professionals that indicate facts or conditions on any Mortgaged Property shall be promptly furnished, or caused to be furnished, by Borrower to Mortgagee. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws for which the Borrower is or could reasonably be expected to be responsible (whether initially or ultimately) and shall regularly report to Mortgagee on each such response.

(i)            Borrower shall give both oral and written notice to Mortgagee, within five (5) business days upon Borrower's receipt of any written notice, or Borrower's otherwise obtaining actual knowledge, of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any alleged or actual non-compliance with or violation of any Environmental Law by Borrower to the extent relating to the Mortgaged Property or for which non-compliance or violation Borrower is or may be directly or ultimately responsible or held liable to any party or (B) the release, spill or discharge, threatened or actual, of any reportable quantity of any Hazardous Material on the Mortgaged Property or for which release, spill or discharge Borrower is or may be directly or ultimately responsible or held liable to any party, or (C) the alleged or actual generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials not in compliance with all Environmental Laws occurring on the Mortgaged Property or for which non-compliance Borrower is or may be directly or ultimately responsible or held liable to any party or (D) any other environmental, health or safety matter which is likely to create a Material Adverse Effect.

(j)            Without limiting the generality of the foregoing, whenever Mortgagee reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law which is likely to create a Material Adverse Effect, Borrower shall, at Mortgagee's request and Borrower's expense: (1) cause an independent environmental engineer reasonably acceptable to Mortgagee to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Borrower and Mortgagee a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Mortgagee a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

(k)           Upon Mortgagee's receipt of any written notice from any person or entity, including, but not limited to, the United States Environmental Protection Agency or the New York State Department of Environmental Conservation, asserting the existence of any Hazardous Materials on, or any violation of any Environmental Laws pertaining to the Mortgaged Property that, if true, could result in an order, suit or other action against Mortgagor and/or any part of the Mortgaged Property by any governmental agency or otherwise that, in the reasonable opinion of Mortgagee, is not being adequately addressed by Borrower in Mortgagee's sole opinion and could create a Material Adverse Effect, Mortgagee shall have the right, but not the obligation, upon prior notice to Mortgagor, to enter onto the Mortgaged Property or to take such other actions as it deems reasonably necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Materials or violation of any Environmental Laws. Any and all sums expended by Mortgagee for such purposes, together with interest thereon at the post-default rate of interest set forth in the Note (the “Default Rate”) shall be immediately due and payable by Borrower and shall be indebtedness secured by this Mortgage.

(l)            Borrower shall indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on the Mortgaged Property and/or on to any adjoining property, including, without limitation, the costs of any repair, cleanup or other remedial work required under any Environmental Law or by any governmental authority with respect to the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans, except that Borrower shall not be required to indemnify any person for any such losses, claims, damages, liabilities, costs and expenses directly caused by such person's own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(n)            The indemnity provisions of this Paragraph 1.10 shall survive indefinitely, notwithstanding any payment of the indebtedness secured hereby or any satisfaction, cancellation or release of this Mortgage or the delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property.

1.11.           Further Assurances.  At any time and from time to time, upon Mortgagee's request, Mortgagor, at Borrower's sole cost and expense, shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such further mortgages, instruments or further assurances, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the Obligations, and the lien of this Mortgage as a lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor.  Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as agent and attorney-in-fact of Mortgagor to do so.

1.12.           Security Agreements and Financing Statements.

(a)           Mortgagor (as Debtor) hereby grants to Mortgagee (as Creditor and Secured Party) a security interest in and continuing lien upon all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Mortgaged Property.

(b)           Mortgagor, at Borrower's sole cost and expense, shall execute any and all such documents, including without limitation, financing statements pursuant to the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”), as Mortgagee may request, if Mortgagor's signature is required under the Uniform Commercial Code, to preserve and maintain the priority of the lien created hereby on the portion of Mortgaged Property which may be deemed personal property or fixtures, and Borrower shall pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents.    Mortgagor hereby authorizes and empowers Mortgagee to execute (if necessary) and  file, on Mortgagor's behalf, all financing statements and refilings and continuations thereof as Mortgagee deems necessary or advisable to create, preserve and protect said lien. When and if Mortgagor and Mortgagee shall respectively become the Debtor and Secured Party in any Uniform Commercial Code financing statement affecting the Mortgaged Property, this Mortgage shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein and in the other Loan Documents, (ii) governed by general law, or (iii) as to such part of the security which is also reflected in said financing statement, governed by the specific statutory provisions now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee’s election.

(c)           Mortgagor and Mortgagee agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property (excluding any inventory or personal property owned by any tenant which would not be deemed to be affixed to or a part of real property pursuant to the terms of any lease governing such tenant's occupancy) and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (A) rights in or to the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain or condemnation proceedings for a taking or for loss of value, or (C) Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (A), (B) and (C) that notice of Mortgagee's priority of interest to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

1.13.           Assignment of Rents.  The assignment of Leases and Rents contained in the Granting Clauses of this Mortgage shall be (i) fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default, to all Rents from the property described in the Granting Clauses (except with respect to the Unassigned Rights of the IDA) hereof whether or not Mortgagee takes possession of such property and (ii) upon the occurrence of an Event of Default, an irrevocable direction to and full authority to each lessee and sublessee under any Leases to pay all Rents to Mortgagee, without proof of the default relied upon and an automatic revocation of the permission hereby granted to Borrower to collect and use the Rents and any Rents collected by Borrower shall be held in trust for Mortgagee, and Borrower shall be a trustee with respect to all Rents received and shall hold these Rents for the account of Mortgagee, to be applied toward the Obligations. Borrower hereby irrevocably authorizes each lessee, sublessee, guarantor, person and entity to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee, of any Rents due or to become due. Borrower hereby further grants to Mortgagee the right upon the occurrence and during the continuance of any Event of Default (a) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the said Rents, (b) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (c) to let the Mortgaged Property or any part thereof, and (d) to apply said Rents, after payment of all necessary charges and expenses, on account of the Obligations. Such assignment and grant shall continue in effect until the Obligations secured hereby are indefeasibly paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Borrower to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted upon the occurrence and during the continuance of any Event of Default. Neither the exercise of any rights under this Paragraph by Mortgagee nor the application of any such Rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of Event of Default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

1.14.           After-Acquired Mortgaged Property.  To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after-acquired property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

1.15.           Leases Affecting Mortgaged Property.  To the extent granted herein, Borrower shall, from time to time upon the request of Mortgagee, specifically assign to Mortgagee, as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee, all right, title and interest of Borrower in and to any and all Leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Borrower to collect the rentals under any such Lease. Borrower shall also execute and deliver to Mortgagee any notification, financing statement or other document required by Mortgagee to perfect the foregoing assignment as to any such lease.

1.16.           Expenses.  Borrower will pay to Mortgagee on demand all appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, reasonable attorneys' fees and expenses, court costs, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Mortgagee in connection with: (a) the preparation and execution of the Loan Documents; (b) the funding of Loan; (c) preparation for enforcement of the Loan Documents, whether or not suit or other action is actually commenced or undertaken; (d) enforcement of the Loan Documents; (e) court or administrative proceedings of any kind to which Mortgagee may be a party, either as plaintiff or defendant, by reason of the Loan Documents; (f) preparation for and actions taken in connection with Mortgagee's taking possession of the Mortgaged Property; (g) negotiations with Borrower or any of its agents in connection with the existence or cure of any Event of Default; (h) any proposed refinancing of the Obligations secured hereby; (i) the transfer of the Mortgaged Property in lieu of foreclosure; and (j) the approval by Mortgagee of actions taken or proposed to be taken by Mortgagor or other person or entity which approval is required by the terms of this Mortgage or the other Loan Documents.   Borrower will, upon demand by Mortgagee, reimburse Mortgagee for all such expenses which have been incurred or which shall be incurred by it; and will indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, invitees, representatives, successors and assigns from and against, and reimburse Mortgagee for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, or with this Mortgage, the other Loan Documents or any of the Obligations, provided that such obligation to indemnify shall not apply to any losses, claims, liabilities, costs or expenses caused by any such indemnitee's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. It is the intention of the parties hereto that the costs and expenses set forth 'in this Paragraph shall survive maturity, acceleration and entry of judgment and continue to accrue until such costs and expenses are paid in full by Borrower.

1.17.           Mortgagee's Cure of Defaults.  If Borrower defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Mortgage or the other Loan Documents, without limiting Mortgagee's rights to establish availability reserves for any of such matters at any time, Mortgagee may (but shall not be obligated to) advance funds for the account of Borrower to pay any such charges or items or perform or observe the same.  In addition, Mortgagee may at any time and from time to time advance such additional sums as Mortgagee in its reasonable discretion may deem necessary to preserve and protect the Mortgaged Property or any portion thereof and to protect the security of this Mortgage.  All such advanced costs and expenses incurred or paid by Mortgagee in connection therewith shall be due and payable on demand, shall bear interest at the Default Rate, shall be added to the Obligations and secured by the lien of this Mortgage. Mortgagee is hereby empowered to enter and authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Borrower or any person in possession holding under Borrower.

1.18.           Master Lease.

(a)           Mortgagor, each for themselves and not the other, represents and warrants that: (i) to the best of its knowledge, the Master Lease is valid and in full force and effect in accordance with its terms without modification and no default under the Master Lease has occurred and is continuing; and (ii) as of the date hereof, all of the fees, rentals, additional rentals and other charges payable under the Master Lease prior to the date hereof have been paid.

(b)           With respect to the Master Lease, the Borrower covenants that :

(i) The Borrower shall: (A) promptly pay when due and payable the fees, royalties, rentals, additional rentals and other charges provided for under the terms and provisions of the Master Lease, (B) promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Borrower under the Master Lease, within the grace periods provided for in the Master Lease or such lesser grace periods as are provided in this Mortgage, and do all things reasonably necessary to preserve and to keep unimpaired its rights under the Master Lease and the Borrower shall enforce the obligations of the IDA under the Master Lease, to the extent that the Borrower may enjoy all of the rights granted to it under the Master Lease; (C) promptly notify Mortgagee of any default by the Borrower or the IDA in the performance and observance of any of the terms, covenants or conditions on the part of the Borrower or the IDA to be performed or observed under the Master Lease; (D) promptly notify Mortgagee of the receipt by the Borrower of any written default notice from the IDA under the Master Lease pursuant to the provisions thereof and promptly cause a copy of each of such default notice received by the Borrower under the Master Lease to be delivered to Mortgagee; and (E) within fifteen (15) days after written demand from Mortgagee, obtain from the IDA under the Master Lease and deliver to Mortgagee a certificate that the Master Lease is unmodified and in full force -and effect and the date to which the fees, rentals, additional rentals and other charges payable thereunder have been paid and stating whether to the IDA's actual knowledge without inquiry the Borrower is in default in the performance of any covenants, agreements or conditions contained in the Master Lease, and, if so, specifying such defaults.

(ii) Borrower shall not, without the prior consent of Mortgagee, terminate, cancel, modify, supplement or surrender or suffer or permit any termination, modification or surrender of the Master Lease and will not subordinate or consent to the subordination of the Master Lease to any mortgage on the IDA's interest in the property demised by the Master Lease. Borrower hereby assigns to Mortgagee, as additional collateral for repayment of the Obligations, all of Borrower's rights and privileges as lessee under the Master Lease to terminate, cancel, surrender, modify, change, supplement, extend, renew or amend the Master Lease and any such termination, cancellation, surrender, modification, change, supplement, extension, renewal, or amendment of the Master Lease without the prior written consent of Mortgagee shall, at Mortgagee's option, be void and of no force and effect.

(iii) If Borrower shall fail to comply fully with any of its obligations under the Master Lease, and that failure in any manner threatens to impair Mortgagee's security under this Mortgage, Mortgagee may, at its option but without any obligation to do so, upon notice to Borrower take any action necessary or desirable to cure any such failure by Borrower in the performance of any of the terms, covenants and conditions of the Master Lease, Mortgagee being authorized to enter upon the Mortgaged Property for such purposes provided, that, any payment made or act done by Mortgagee to cure such failure shall not constitute an assumption of the Master Lease or any of the obligations of Mortgagor or any other person thereunder or otherwise. Borrower shall, immediately on demand, pay to Mortgagee all costs of Mortgagee incurred in curing any such default, together with all interest on such costs from the date of expenditure at the then highest rate being charged on any of the Obligations.

(iv) The provisions hereof shall be deemed to be obligations of the Borrower in addition to the Borrower's obligations as lessee with respect to similar matters contained in the Master Lease; provided, however, the inclusion herein of any covenants and agreements relating to similar matters as to which the Borrower is obligated under the Master Lease shall not restrict or limit the Borrower's duties and obligations to keep and perform when due all its covenants, agreements and obligations as lessee under the Master Lease, and nothing in this Mortgage shall be construed as requiring the Borrower or Mortgagee to take or omit to take any action which would cause a default under the Master Lease.

(c) There shall be no merger of the Master Lease or any interest therein nor of the leasehold estate or other estate created thereby with the fee estate to the Mortgaged Property or any portion thereof by reason of the fact that the Master Lease or any interest therein or the leasehold or other estate thereunder may be held directly or indirectly by or for the account of any person who also holds the fee estate to the Mortgaged Property or a portion thereof or any interest therein. In case the Borrower acquires the fee title or any other estate, title or interest to the Mortgaged Property, whether pursuant to the purchase option contained in the Master Lease or otherwise, this Mortgage shall attach to and over and be a lien upon the fee title of such other estate so acquired, and such fee title or other estate shall, without further assignment., mortgage or conveyance, become and be subject to the lien -of and covered by this Mortgage. The Borrower shall notify Mortgagee of any such acquisition by the Borrower and, on written request by Mortgagee, and, at the Borrower's sole cost and expense, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Mortgagee be required to carry out the intent and meaning hereof and shall provide a title insurance policy which shall insure that the lien of this Mortgage is a lien on the Borrower's interest in the Mortgaged Property subject only to the Permitted Encumbrances.

(d)           Borrower shall, at least thee (3) months prior to the last day upon which Borrower may validly exercise any option to renew or extend the term of the Master Lease: (i) exercise such option in such manner as will cause the term of the Master Lease to be effectively renewed or extended for the period provided by such option; and (ii) give immediate written notice thereof to Mortgagee; provided that in the event of failure of Borrower to do so, Mortgagee shall have, and is hereby granted, the irrevocable right to exercise any such option, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Mortgagee or in the name and behalf of Borrower, as Mortgagee shall in its sole discretion determine.

(e)           The Borrower agrees:

(i) that it shall exercise its purchase option under the Master Lease prior to allowing the IDA thereunder (or any other party) to exercise any right it may have to take possession of the Mortgaged Property or any part thereof; and

(ii) that it shall, upon the request of Mortgagee, use reasonable efforts to amend the Master Lease in respects material to the interests of Mortgagee hereunder, as the same shall be reasonably determined from time to time by Mortgagee.

Without limiting the generality of this Section 1.18(e), if the Borrower fails to comply with clause (i) above, Mortgagee shall have, and is hereby granted by Borrower, the irrevocable right to exercise any purchase option under the Master Lease, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Mortgagee or in the name or behalf of the Borrower, as Mortgagee shall in its discretion determine.

(f)           The IDA covenants and agrees not to take any enforcement action under the Master Lease which interferes with any enforcement action taken by the Mortgagee under this Mortgage; provided, however, nothing shall prevent the IDA from taking any action under the Master Lease to terminate the Master Lease and reconvey the Mortgaged Property to the Borrower.

1.19.           The IDA's Bankruptcy.

(a) The Borrower hereby unconditionally assigns, transfers and sets over to Mortgagee all of the Borrower's claims and rights to the payment of damages arising from any rejection by the IDA of the Master Lease under the provisions of the 11 U.S.C. §101 et seq. (as in effect as of the date hereof and as amended from time to time, the “Bankruptcy Code”). Mortgagee shall have the right, at its option, to proceed in its own name or in the name of the Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Master Lease, including, without limitation, the right to file and prosecute, to the exclusion of the Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the IDA under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Master Lease as aforesaid shall be applied to the Obligations in such order and manner as Mortgagee shall determine.

(b)           The Borrower shall not, without Mortgagee's prior written consent, elect to treat the Master Lease as terminated under Section 365(h)(l)(A) of the Bankruptcy Code. Any such election made without Mortgagee's prior written consent shall be void.

(c)           If pursuant to Section 365(h)(l)(A) of the Bankruptcy Code, the Borrower seeks to offset against the rent provided for in the Master Lease the amount of any damages caused by the non-performance by the IDA of any of the IDA's obligations under the Master Lease after the rejection by the IDA of the Master Lease under the Bankruptcy Code, the Borrower shall, prior to effecting such offset, notify Mortgagee of its intention to do so, setting forth the amount proposed to be offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset, and, in the event of such objection, the Borrower shall not effect any offset of the amounts so objected to by Mortgagee. If Mortgagee has failed to object as aforesaid within ten (10) days after notice from the Borrower in accordance with the first sentence of this Section 1.18(c), the Borrower may proceed to effect such offset in the amounts set forth in the Borrower's notice.  Neither Mortgagee's failure to object as aforesaid nor any objection or other communication between Mortgagee and the Borrower relating to such offset shall constitute an approval of any such offset by Mortgagee. The Borrower shall indemnify and save Mortgagee harmless from and against any all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, attorneys' fees and legal expenses) arising from or relating to any such offset by the Borrower against the rent provided for in the Master Lease.

(d)           If any action, proceeding, motion or notice shall be commenced or filed with respect to the Borrower or the Mortgaged Property in connection with any case under the Bankruptcy Code, Mortgagee shall have the option, to the exclusion of the Borrower, exercisable upon notice from Mortgagee to the Borrower, to conduct and control any such litigation with counsel of Mortgagee's choice.  Mortgagee may proceed in its own name or in the name of the Borrower in connection with any such litigation, and the Borrower agrees to execute any and all powers, authorizations, consents and other documents required by Mortgagee in connection therewith.  The Borrower shall pay to Mortgagee all costs and expenses (including, without limitation, attorneys' fees and legal expenses) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from Mortgagee setting forth such costs and expenses in reasonable detail.  Any such costs or expenses not paid by the Borrower as aforesaid shall be secured by the lien of this Mortgage and shall be added to the Obligations.  The Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion, with respect to the Master Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.

(e) The Borrower shall promptly, after obtaining knowledge thereof, notify Mortgagee orally of any filing by or against the IDA of a petition under the Bankruptcy Code. The Borrower shall thereafter forthwith give written notice of such filing to Mortgagee, setting forth any information available to the Borrower as to notice of such filing to Mortgagee, the court in which such petition was filed, and the relief sought therein. The Borrower shall promptly deliver to Mortgagee following receipt any and all notices, summonses, pleadings, applications and other documents received by the Borrower in connection with any such petition and any proceedings relating thereto.

1.20.           The Borrower's Bankruptcy.

(a)           If there shall be filed by or against the Borrower a petition under the Bankruptcy Code, and the Borrower, as the tenant under the Master Lease, shall determine to reject the Master Lease pursuant to Section 365(a) of the Bankruptcy Code, then the Borrower shall give Mortgagee not less than ten (10) days' prior notice of the date on which the Borrower shall apply to the Bankruptcy Court for authority to reject the Master Lease.   Mortgagee shall have the right, but not the obligation, to serve upon the Borrower within such ten (10) day period a notice stating that (i) Mortgagee demands that the Borrower assume and assign the Master Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Master Lease. If Mortgagee serves upon the Borrower the notice described in the preceding sentence, the Borrower shall not seek to reject the Master Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

(b)           Effective upon the entry of an order for relief in respect of the Borrower under the Bankruptcy Code, the Borrower hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Master Lease may be rejected or assumed.

1.21          Books and Records.  The Borrower will keep and maintain, or will cause to be kept and maintained, on a fiscal year basis in accordance with generally accepted accounting practices consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense be realized by the Borrower or by any other person whatsoever, excepting lessees unrelated to and unaffiliated with the Borrower who have leased from the Borrower portions of the Mortgaged Property for the purpose of occupying the same.  The Mortgagee shall have the right from time to time on reasonable notice to Borrower to examine such books, records and accounts during normal business hours at the office of the Borrower or other person maintaining such books, records and accounts and to make copies or extracts thereof as the Mortgagee shall desire.

ARTICLE TWO

DEFAULTS

2.1.           The Obligations shall become due at the option of the Mortgagee upon the occurrence of any one or more of the following events (each herein referred to as an “Event of Default”):

(a)           if any portion of the Obligations is not paid when due;

(b)           if the Borrower shall fail to pay, within twenty (20) days of notice and demand by the Mortgagee, any installment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on the Mortgaged Property;

(c)           if any Federal tax lien is filed against the Borrower, any Guarantor (defined below) or the Mortgaged Property and the same is not discharged of record within thirty (30) days after the same is filed;

(d)           if, without the consent of the Mortgagee (which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Mortgagee), any part of the Mortgaged Property or any interest of any nature whatsoever therein or any interest of any nature whatsoever in the Borrower or any Guarantor (whether partnership, stock, equity, beneficial, profit, loss or otherwise) is in any manner, by operation of law or otherwise, whether directly or indirectly, further encumbered, sold, transferred, assigned or conveyed, and irrespective of whether any such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason or operation of law or is otherwise made;

(e)           if, without the consent of the Mortgagee, any Improvement is removed, demolished or materially altered, or if the Mortgaged Property is not kept in good condition and repair;

(f)           if the Borrower shall fail to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Mortgaged Property within three (3) months from the issuance thereof, or the time period set forth therein, whichever is less;

(g)           if the Borrower shall be in default with respect to its obligations under Section 1.10 of this Mortgage beyond any applicable grace period and/or after the giving of any applicable notice as stated in Section 1.10;

(h)           if the insurance policies required hereunder are not kept in full force and effect, or are not delivered to the Mortgagee upon request;

(i)           if on application of the Borrower two or more fire insurance companies lawfully doing business in the State of New York refuse to issue the insurance policies required hereunder;

(j)           if the Borrower shall fail to pay the Mortgagee on demand for all Taxes or Charges paid by the Mortgagee pursuant to this Mortgage, together with any late payment charge and interest thereon calculated at the Default Rate;

(k)           if, without the consent of the Mortgagee, any Leases are made, canceled or modified in violation of Section 7 above, or if any portion of the Rents is paid for a period of more than two (2) months in advance, or if any of the Rents are further assigned;

(l)           if any representation or warranty of the Borrower, or and any other person or entity (collectively herein referred to as a “Guarantor”) guaranteeing payment of the Obligations or any portion thereof, or guaranteeing performance by the Borrower of any of the terms of this Mortgage made herein or in any such guaranty (the “Guaranty”), or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Note, this Mortgage, or any such Guaranty, shall prove false or misleading in any material respect;

(m)           if the Mortgagor or any Guarantor shall make an assignment for the benefit of creditors;

(n)           if a court of competent jurisdiction enters a decree or order for relief with respect to the Mortgagor or any Guarantor under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of the Mortgagor or any Guarantor;

(o)           if the Mortgagor or any Guarantor files a petition or answer or consent seeking relief under the Bankruptcy Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if the Mortgagor or any Guarantor consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if the Mortgagor or any Guarantor fails generally to pay their respective debts as such debts become due, or if the Mortgagor or any Guarantor takes any action in furtherance of any action described in this subparagraph;

(p)           if the Mortgagor or any Guarantor shall be in default beyond any applicable grace period under the Note, or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Obligations, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby;

(q)           if the Mortgagor or any Guarantor shall be in default under any mortgage or deed of trust covering any part of the Mortgaged Property whether superior or inferior in lien to this Mortgage, and including, without limitation, any such mortgage or deed of trust now or hereafter held by the Mortgagee, or if the Borrower shall be in default beyond the expiration of any applicable notice and/or grace period therein expressly provided in respect of any other obligations, indebtedness and liabilities owed by the Borrower to the Mortgagee, including, but not limited to, any guarantees executed by the Borrower in favor of the Mortgagee, all bank services provided to the Borrower, such as commercial credit cards, stored value cards and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services);

(r)           if the Mortgaged Property shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic’s or materialman’s lien, mechanic’s or materialman’s lien or other lien of any nature whatsoever, and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of the Mortgagee by the title company insuring the lien of this Mortgage within a period of sixty (60) days after the same is filed or recorded, and irrespective of whether the same is superior or subordinate in lien or other priority to the lien of this Mortgage and irrespective of whether the same constitutes a perfected or inchoate lien or encumbered on the Mortgaged Property or is only a matter of record or notice;

(s)           if the Mortgagor shall continue to be in default under any of the other terms, covenants or conditions of this Mortgage for ten (10) days after notice from the Mortgagee, in the case of any default which can be cured by the payment of a sum of money, or for twenty (20) days after notice from the Mortgagee in the case of any other default, provided that if such default cannot reasonably be cured within such twenty (20) day period and the Mortgagor shall have commenced to cure such default within such twenty (20) day period and thereafter diligently and expeditiously proceeds to cure the same, such twenty (20) day period shall be extended for so long as it shall require the Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

(t)           the occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Rate Management Transactions;

(u)           if any Guarantor shall be in default beyond any applicable grace period under any Guaranty;

(v)           if the Borrower or any Guarantor shall be in default beyond any applicable grace period under any other note, mortgage, agreement, obligation or instrument between the Borrower or any Guarantor and the Mortgagee or any affiliate or subsidiary of the Mortgagee;

(w)           if the Borrower shall incur any judgments in excess of $50,000 which are not otherwise covered by insurance which are not discharged or bonded within thirty (30) days;

(x)           if the Borrower or any Guarantor shall fail to occupy at least (100%) percent of the Improvements throughout the term of this Mortgage;

(y)           if the Borrower or any Guarantor shall, during the term of this Mortgage, fail to maintain with the Mortgagee all of its operating accounts, escrow accounts, funding accounts and tenant security accounts;.

(z)           if a default beyond any applicable grace period shall occur under the Master Lease;

(aa)           if a default beyond any applicable grace period shall occur under that certain Credit Agreement dated as of August 5, 2011, between CVD and the Mortgagee; or

(bb)           the failure of Borrower and CVD to close the Exchange Purchase (as defined in Section 5.21 below) in accordance with the terms of the Accommodation Agreement prior to the date which is six (6) months from the date hereof and otherwise in accordance with the terms of the Accommodation Agreement and this Mortgage or the failure to otherwise comply with the requirements of Section 5.21 below.

ARTICLE THREE

REMEDIES

3.1.            Acceleration of Maturity.  If an Event of Default shall have occurred and is continuing, then all of the Obligations shall, at Mortgagee's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as a waiver of such right.

3.2.           Mortgagee's Power of Enforcement.  If an Event of Default shall have occurred and is continuing, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Obligations shall be due and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and/or to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under any power of sale provided by State statute or the judgment or decree of a court or courts of competent jurisdiction; (c) to specifically enforce any provision of this Mortgage; and (d) to pursue any other remedy available to it.  Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine,

3.3.           Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

(a)           If an Event of Default shall have occurred and is continuing, (i) Mortgagor and Borrower upon demand of Mortgagee shall forthwith surrender to Mortgagee the actual possession and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Mortgaged Property and may exclude Mortgagor, Borrower and their respective agents and employees wholly therefrom and may have joint access with Borrower to the books, papers and accounts of Borrower; and (ii) Borrower will pay monthly in advance to Mortgagee, on Mortgagee's entry into possession, or to any receiver appointed to collect the Rents of the Mortgaged Property, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor, and upon default in any such payment will vacate and surrender possession of such part of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

(b)           If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Borrower shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(c)           Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

(i)           make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(ii)           insure or keep the Mortgaged Property insured;

(iii)           manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same;

(iv)           enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and Mortgagee may collect and receive all the Rents thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (A) the payment of the Obligations; (B) the deposits for taxes and assessments and insurance premiums due; (C) the cost of insurance, taxes, assessments and proper charges upon the Mortgaged Property or any part thereof; (D) the expenses of operating, maintaining, repairing and improving the Mortgaged Property, including, without limitation, renting commissions and rental collection commissions paid to an agent of Mortgagee or of the receiver; and (E) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee.

(d) Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all Obligations secured hereby and all amounts under any of the terms of this Mortgage shall have been indefeasibly paid in full and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and is continuing.

3.4.           Purposely Deleted.

3.5.           Leases.  Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

3.6.           Purchase by Mortgagee.  Upon any such foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of the Mortgaged Property in its own absolute right without further accountability.

3.7.           Application of Obligations Toward Purchase Price.  Upon any such foreclosure sale, Mortgagee may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply any portion or all of the Obligations due under the Loan Documents, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, to the extent of the purchase price,

3.8.           Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

3.9.           Receiver.  If an Event of Default shall have occurred and is continuing, Mortgagee to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects and without notice to Mortgagor to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all Rents thereof and apply the same as the court may direct.  The expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage.  The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all Rents thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof.   Mortgagee shall be liable to account only for such Rents actually received by Mortgagee, whether received pursuant to this Paragraph or Paragraph 3.3. Notwithstanding the appointment of any receiver or other custodian, Mortgagee, shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

3.10.           Suits to Protect the Mortgaged Property.  Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the interest of Mortgagee.

3.11.           Application of Monies by Mortgagee.

(a) Upon the occurrence and continuance of an Event of Default, Mortgagee shall be entitled to sue for and to recover judgment against Borrower for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the compensation, expenses and disbursements of Mortgagee's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b)           In case of a foreclosure sale of all or any part of the Mortgaged Property and the application for the proceeds of sale to the payment of the Obligations secured hereby, Mortgagee shall be entitled to enforce payment from Borrower of all Obligations then remaining due and unpaid and to recover judgment against Borrower for any portion thereof remaining unpaid, with interest.

(c)           Borrower hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers or remedies shall continue unimpaired as before.

(d)           Any monies collected or received by Mortgagee under this Paragraph 3.11 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of the Obligations secured hereby in such order and priority as Mortgagee elects.

(e)           The provisions of this Paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations of Borrower to Mortgagee.

3.12.           Delay or Omission; No Waiver. No delay or omission of Mortgagee to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

3.13.           No Waiver of One Default to Affect Another.  No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Loan Documents; (d) releases any part of the Mortgaged Property from the lien of this Mortgage; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Borrower or any other party liable for payment or performance of the Obligations.  No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Mortgage be altered hereby, except to the extent of releases as described in Subparagraph (d) above of this Paragraph 3.13.

3.14.           Discontinuance of Proceedings; Position of Parties Restored.  If the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

3.15.           Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by the Loan Documents is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Loan Documents, or now or hereafter existing at law, in equity or by statute.

3.16.           Defeasance.  If Borrower shall pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof, and shall comply with all the terms, conditions and requirements of the Note, this Mortgage and the other Loan Documents and, then upon complete and indefeasible payment and satisfaction thereof, this Mortgage shall be released by Mortgagee upon the written request and at the expense of Borrower.

3.17.           Foreclosure Solely Against Borrower's Leasehold Estate

The Mortgagee may institute proceedings to foreclosure solely against the Borrower's leasehold interest in the Mortgaged Property as if this Mortgage was solely a leasehold mortgage, or simultaneously against such leasehold interest and the IDA's fee simple interest in the Mortgaged Property. The exercise of any such right of foreclosure and sale solely against the Borrowers' leasehold interest in the Mortgaged Property shall not preclude the Mortgagee from thereafter exercising the same or any other right of foreclosure and sale against the IDA's fee simple interest in the Mortgaged Property.

ARTICLE FOUR

TRANSFER OR FURTHER ENCUMBRANCE OF THE MORTGAGED PROPERTY

4.1. Transfer or Further Encumbrance of the Mortgaged Property.  Except for Borrower's acquisition of fee title to the Mortgaged Property pursuant to the purchase option contained in the Master Lease, in the event (a) of any direct or indirect sale, conveyance, transfer, lease, pledge or further encumbrance of the Mortgaged Property or any interest in or any part of the Mortgaged Property, or (b) any further assignment of Rents from the Mortgaged Property without the prior written consent of Mortgagee, then, at Mortgagee's option, Mortgagee may declare all Obligations of Borrower to be due and payable immediately without demand or notice. Mortgagor agrees that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage and the Obligations hereby secured without in any way vitiating or discharging Borrower's liability hereunder or under the Loan Documents. No transfer or encumbrance of the Mortgaged Property or any interest therein and no forbearance or assumption by any person with respect to this Mortgage and no extension to any person of the time for payment of the Obligations hereby secured given by Mortgagee shall operate to release, discharge, modify, change or affect the liability of Borrower either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

5.1           Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

5.2.           Addresses for Notices, Etc.

(a)           All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person immediately upon delivery; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, three (3) business days after mailing.   All notices, requests and demands are to be made to Mortgagee and to Borrower at their respective addresses set forth below  (or to such other address as either party may designate by written notice to the other in accordance with this provision):

If to Borrower, to:

FAE HOLDINGS 411519R, LLC
 c/o First American Exchange Company, LLC
560 South 300 East
Salt Lake City, Utah  84111

With a copy to:

CVD Equipment Corporation
1860 Smithtown Avenue
Ronkonkoma, New York 11779
Attention:  Martin J. Teitelbaum, Esq., General Counsel

If to the IDA, to:

The Town Of Islip Industrial Development Agency
40 Nassau Avenue
Islip, New York 11751
Attention:  Executive Director

With a copy to:

Law Offices of Mark A. Cuthbertson
434 New York Avenue
Huntington, New York 11743
Attention:  Mark A. Cuthbertson, Esq.

If to Mortgagee, to:

HSBC Bank USA, National Association,
534 Broad Hollow Road
Melville, New York 11747
Attention:  Robert J. Caruana, Jr.

With a copy to:

Farrell Fritz, P.C.
1320 RXR Plaza
Uniondale, New York  11556-1320
Attention:   Jodi L. Gladstone, Esq.

(b)           Any party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.

5.3.           Headings.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

5.4.           Invalid Provisions to Affect No Others.  In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Mortgage or in the other Loan Documents shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained therein shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

5.5.           Changes. Etc.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Mortgagor and Mortgagee.  The modification hereof or of any of the other Loan Documents or the release of any part of the Mortgaged Property from the lien hereof shall not impair the priority of the lien of this Mortgage.

5.6.           Governing Law.  This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New York without regard to the choice of law provisions of such State.

5.7.           Construction.  The words “Mortgagor” and “Mortgagee” include singular or plural, individual or corporation, and the respective heirs, executors, administrators, successors and assigns of Mortgagor and Mortgagee, as the case may be.  The use of any gender applies to all genders.

5.8.           [Intentionally Omitted.]

5.9.           WAIVER OF JURY TRIAL.  MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

5.10.           Statement of Obligations.  After request by Mortgagee, Borrower, within ten (10) days and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Obligations and the offsets or defenses thereto, if any.

5.11.           Post-Judgment Interest, Rights and Remedies; Non-Merger.  It is the intention of the parties hereto that (a) the interest rates set forth in the Note and any evidence of indebtedness issued pursuant thereto shall survive maturity, acceleration and entry of judgment, and continue to accrue on the outstanding principal balance of the Obligations until such Obligations are paid in full, and (b) the covenants and obligations of the Mortgagor and the rights and remedies of the Mortgagee hereunder and under the Note and any other Loan Document shall not merge with or be extinguished by the entry of judgment hereunder or thereunder and such covenants, obligations, rights and remedies shall survive any entry of judgment and continue until payment in full of the indebtedness secured hereby.

5.12.           Lien Law.  Pursuant to Section 13 of the Lien Law of New York, Borrower shall receive the advances secured hereby, and shall hold the right to receive such advances as. a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

5.13.           Special Additional Mortgage Recording Tax.  This Mortgage does not cover real property improved or to be improved with a structure containing six residential units or less, each dwelling unit having its own special cooking facilities.

5.14.           [Intentionally Omitted]

5.15.           No Recourse Against the IDA.  The general credit of the IDA is not obligated or available for the payment of this Mortgage.   The Mortgagee will not look to the IDA or any principal, member, director, officer or employee of the IDA with respect to the indebtedness evidenced by this Mortgage or any covenant, stipulation, promise, agreement or obligation contained herein.  In enforcing its rights and remedies under this Mortgage, the Mortgagee will look solely to the Mortgaged Property and/or the Borrower for the payment of the indebtedness secured by this Mortgage and for the performance of the provisions hereof. The Mortgagee will not seek a deficiency or other money judgment against the IDA or any principal, member, director, officer or employee of the IDA and will not institute any separate action against the IDA by reason of any default that may occur in the performance of any of the terms and conditions of this Mortgage or the other Loan Documents.   This agreement on the part of the Mortgagee shall not be construed in any way so as to affect or impair the lien of this Mortgage or the Mortgagee's right to foreclose hereunder as provided by law or construed in any way so as to limit or restrict any of the rights or remedies of the Mortgagee in any foreclosure proceedings or other enforcement of payment of the indebtedness secured hereby out of and from the security given therefor. All covenants, stipulations, promises, agreements and obligations are the IDA's and not of any member, director, officer, employee or agent (except the Borrower) of the IDA in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agent (except the Borrower) of the IDA or any natural person executing this Mortgage on behalf of the IDA, No covenant contained herein shall be deemed to constitute a debt of the State of New York or of the Town of Islip, Suffolk County, and neither the State of New York nor the Town of Islip, Suffolk County shall be liable on any covenant contained herein, nor shall any obligations hereunder be payable out of any funds of the IDA.

5.16.  Hold Harmless Provisions.

(a)           The Borrower agrees that the IDA, its directors, members, officers, agents (except the Borrower) and employees shall not be liable for and agrees to defend, indemnify, release and hold the IDA, its director, members, officers, agents (except the Borrower) and employees harmless from and against any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Mortgaged Property or arising by reason of or in connection with the use thereof or under this Mortgage, or (ii) liability arising from or expense incurred by the  IDA's  acquiring,  constructing and  equipping,  installing,  owning  and  leasing of the Mortgaged Property, including without limiting the generality of the foregoing, all claims arising from the breach by the Borrower of any of its covenants contained herein and all causes of action and reasonable attorneys' fees (whether by reason of third party claims or by reason of the enforcement of any provision of this Mortgage) and any other expenses incurred in defending any claims, suits or actions which may arise as a result of the foregoing, provided that any such losses, damages, liabilities or expenses of the IDA are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the IDA or any of its directors, members, officers, agents (except the Borrower) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the IDA, or any of its members, directors, officers, agents, or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability.  The foregoing indemnities are limited only to the extent of any prohibitions imposed by law, and upon the application of such prohibition by the final judgment or decision of a competent court of law, the remaining provisions of these indemnities shall remain in full force and effect,

(b)           Notwithstanding any other provisions of this Mortgage, the obligations of the Borrower pursuant to this section shall remain in full force and effect after the termination of this Mortgage until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all reasonable expenses and charges incurred by the IDA, or its respective members, directors, officers, agents (except the Borrower) and employees, relating to the enforcement of the provisions herein specified.
(c)           In the event of any claim against the IDA or its members, directors, officers, agents (except the Borrower) or employees by any employee or contractor of the Borrower or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Borrower hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

5.17.           Recordation of Mortgage.  The IDA covenants that it will record or cause this Mortgage to be duly recorded.

5.18.           Rate Management Transaction Agreements.  (a) The parties hereto agree that all sums that may or shall become due and payable by the Borrower to the Mortgagee in accordance with the Rate Management Transaction Agreements entered into or to be entered into between the Borrower and the Mortgagee as the same may be modified or amended, shall be deemed to constitute additional interest on the indebtedness represented by, and shall be evidenced by, the Note, shall be secured by this Mortgage and the other collateral and shall constitute part of the Obligations.  The lien of this Mortgage, insofar as it secures payment of sums that may or shall become due and payable by the Borrower to the Mortgagee in accordance with the Rate Management Transaction Agreements, is and shall continue to be subordinate in lien to the lien of this Mortgage insofar as it secures the payment of the balance of the Indebtedness.  The parties hereto agree that, if the Note shall be declared to be immediately due and payable as the result of an occurrence of an Event of Default or because of a default under the Rate Management Transaction Agreements, or if the Note is not paid in full at maturity, then all sums that become available to the Mortgagee as the result of the foreclosure of this Mortgage shall not be applied to sums due under the Rate Management Transaction Agreements until such time as the balance of the Debt shall be paid in full. The terms, covenants and conditions of the Rate Management Transaction Agreements are incorporated herein by this reference with the same effect as if the same were fully set forth in this Mortgage.

(b)           “Rate Management Transaction” means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Mortgagee and/or its affiliates which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including an option with respect to any of these transactions), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

(d)           “Rate Management Transaction Agreements” means any agreement between the Borrower and the Mortgagee with respect to any Rate Management Transaction.

Section 5.19                      No Recourse Against FAE Holdings 411519R, LLC.   Notwithstanding anything to the contrary in this Mortgage, the Note, or any of the other Loan Documents, by acceptance of this instrument, Mortgagee hereby waives any right to obtain a money judgment or equitable relief against FAE Holdings 411519R, LLCand any and all members, shareholders, partners and employees of FAE Holdings 411519R, LLC, whether by an action brought upon this document or any other Document, or an action brought for a deficiency judgment against FAE Holdings 411519R, LLC and/or the members, shareholders, partners and employees of FAE Holdings 411519R, LLC, and agrees that the extent of liability on the part of such parties with respect to this document or any other Loan Document is and shall for all purposes be limited to the interest of FAE Holdings 411519R, LLC in the Mortgaged Property, including policies of hazard insurance on the Mortgaged Property and any proceeds thereof and any award of damages on account of condemnation for public use of the Mortgaged Property, Mortgagee agreeing to look solely to FAE Holdings 411519R, LLC’s interest in the Mortgaged Property and such insurance policies and condemnation awards in satisfaction of all obligations. The terms of this paragraph shall supersede any and all other terms and conditions herein or in any Loan Document.  THE PROVISIONS OF THIS SECTION 5.19 SHALL BE APPLICABLE ONLY UNTIL, AND SHALL BE DEEMED DELETED FROM THIS MORTGAGE AND OF NO FURTHER FORCE OR EFFECT FROM AND AFTER, THE DATE THAT EITHER ALL OF THE MEMBERSHIP INTERESTS IN FAE HOLDINGS 411519R, LLC ARE TRANSFERRED TO CVD OR CVD ASSUMES THE OBLIGATIONS AND LIABILITIES OF FAE HOLDINGS 411519R, LLC UNDER THE MASTER LEASE, THE NOTE THE MORTGAGE AND THE OTHER LOAN DOCUMENTS PURSUANT TO THE TERMS OF THE ACCOMMODATION AGREEMENT OR OTHERWISE.

PURSUANT TO THE TERMS OF THE ACCOMMODATION AGREEMENT OR OTHERWISE.

Section 5.20                      Subordination of Lease Agreement and Sublease.  Each of the Mortgagor and the Borrower agree that the Master Lease and the rights of each of the Borrower and the Mortgagor thereunder are now and shall at all times continue to be subject and subordinate to the lien of this Mortgage.  Each of the Borrower and CVD agree that the Sublease and the rights of each of the Borrower and CVD thereunder are now and shall at all times continue to be subject and subordinate to the lien of this Mortgage.

Section 5.21                      Exchange Transaction.  The Borrower has entered into the Master Lease with the Mortgagor in order to effectuate a reverse like-kind exchange under Section 1031 of the Internal Revenue Code and Revenue Procedure 2000-37, 2002-2 C.B. 308 being conducted at the request of and on behalf of CVD, as exchangor.  This arrangement is described in the Accommodation Agreement, pursuant to which the Borrower and CVD have certain rights and obligations to complete the (a) transfer of the membership interests in the Borrower to CVD or (b) the assignment and assumption of the tenant’s interest under the Master Lease from Borrower to CVD during the Parking Period (the “Exchange Purchase”).  In order to qualify for “like kind” treatment under Revenue Procedure 222-37, the disposition of the relinquished property and closing of the Exchange Purchase must occur on or before 180 days following the closing of the transactions contemplated by the Accommodation Agreement (the “Parking Period”).  Notwithstanding anything to the contrary set forth in this Mortgage or in the other Loan Documents, the Mortgagee hereby consents to the Exchange Purchase pursuant to the terms of the Accommodation Agreement, subject to the following conditions:

(a)	The closing of the Exchange Purchase pursuant to the terms of the Accommodation Agreement (the “Exchange Closing”) shall occur not later than six (6) months from the date hereof; and

(c)
if the Exchange Purchase is completed by the assignment and assumption of the tenant’s interest under the Master Lease from Borrower to CVD rather than the transfer of the membership interests in the Borrower to CVD, then CVD shall satisfy the following conditions:

(i)
CVD shall have duly executed and delivered an assumption agreement in form and substance satisfactory to the Mortgagee (the “Mortgage and Note Assumption Agreement”) pursuant to which CVD shall assume, on a fully recourse basis, the obligations of the Mortgagor hereunder, under the Note and under all of the Loan Documents and shall reaffirm all of the representations and warranties thereunder;

(ii)
CVD shall have delivered to the Mortgagee New York State and local UCC, judgment, lien, bankruptcy and patriot act searches against CVD, and any other searches and informational deliveries reasonably requested by CVD or its counsel, dated within 30 days of the Exchange Closing all of which shall be satisfactory to Mortgagee’s counsel;

(iii)
CVD shall have caused to be delivered to the Mortgagee an endorsement of the title insurance policy insuring the lien of this Mortgage, satisfactory in form and substance to the Mortgagee and its counsel, which shall evidence the assumption, by CVD, of the leasehold estate in the Premises created pursuant to the Master Lease;

(iv)
CVD shall have delivered to the Mortgagee a certificate of resolutions, in form and substance satisfactory to the Mortgagee and its counsel, adopted by CVD’s board of directors, authorizing the transactions contemplated by the Mortgage and Note Assumption Agreement and the Loan Agreement; and

(v)	CVD shall have executed and/or delivered any other document or instrument, as may be reasonably requested by the Mortgagee or its counsel to effectuate the foregoing.

BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Mortgage to be duly executed by its duly authorized officers on the date first above written.

FAE HOLDINGS 411519R, LLC

By:           /s/ Mark Bullock
Name:   Mark Bullock
Title:     Authorized Person of Manager

THE TOWN OF ISLIP INDUSTRIAL
DEVELOPMENT AGENCY

By:           /s/ William G. Mannix
Name:      William G. Mannix
Title:         Executive Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:         /s/ Robert Caruana
Name:    Robert Caruana
Title:

CVD Equipment Corporation hereby affirms that all of the representations of the Mortgagor and the Borrower set forth in this Mortgage are true and correct as of the date hereof and agrees to perform all of its obligations under the Accommodation Agreement.

CVD EQUIPMENT CORPORATION

By:           /s/ Glen Charles
Name:  Glen Charles
Title:  Chief Financial Officer

STATE OF NEW YORK                     )
) ss.:
COUNTY OF SUFFOLK                     )

On this 15th day of March, 2012, before me, the undersigned notary public, personally appeared Robert Caruana personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Caren Rio Gouskos
Notary Public
My Commission Expires: April 12, 2015

STATE OF NEW YORK                     )
) ss.:
COUNTY OF SUFFOLK                     )

On this 15th day of March, 2012, before me, the undersigned notary public, personally appeared William G. Mannix personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Kimberly A. Samuels
Notary Public
My Commission Expires: October 15, 2014

STATE OF NEW YORK                      )
) ss.:
COUNTY OF                                         )

On this 15th day of March, 2012, before me, the undersigned notary public, personally appeared Glen Charles personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Caren Rio Gouskos
Notary Public
My Commission Expires: April 12, 2015

[UNIFORM OUT OF STATE ACKNOWLEDGMENT, IF APPLICABLE]

STATE OF Utah	)
	)	SS:
COUNTY OF Salt Lake	)

On the 14 day of March in the year 2012 before me, the undersigned, personally appeared Mark Bullock, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Salt Lake, State of Utah.

/s/ Coty E. Romero
Notary Public
My Commission Expires: August 18, 2012

EXHIBIT A

Legal Description

2

EXHIBIT B

Existing Mortgages

Mortgage dated 6/16/2006 granted by SJA Industries LLC and Town of Islip Industrial Development Agency to Sun Life Assurance Company of Canada, in the original principal amount of $9,150,000.00, recorded in the Clerk’s Office for Suffolk County (the “Clerk’s Office”) on 6/26/2006 in Liber 21324, Page 658.

Assignment of Mortgage dated 12/29/2009 from Sun Life Assurance Company of Canada to SL Investment PAR Holdings 2008-1, LLC, recorded in the Clerk’s Office on 1/22/2010 in Liber 21910, Page 303.

Assignment of Mortgage dated 3/___/2012 from SL Investment PAR Holdings 2008-1, LLC to HSB Bank USA, National Association, to be recorded in the Clerk’s Office.

3